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Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for September 2004

MESA ROYALTY TRUST JPMorgan Chase Bank, Trustee	NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS September 20, 2004—Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of September 2004. Unitholders of record on September 30, 2004 will receive distributions amounting to $748,264 or $0.401517732 per unit payable on October 29, 2004. Royalty income from the San Juan Basin Properties totaled $305,640. Royalty income from the Hugoton Properties totaled $444,307.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Royalty Trust JPMorgan Chase Bank, as Trustee Mike Ulrich 1(800) 852-1422 (512) 479-2562
www.businesswire.com/cnn/mtr.htm

        P.O. Box 550 Austin, TX 78789

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  Exhibit 99.1